Exhibit 8.1

January [    ], 2011

Seawell Limited

11125 Equity Drive, Suite 200

Houston, TX 77041

Re:	Proxy statement and prospectus for Allis-Chalmers Energy Inc.

Ladies and Gentlemen:

We are acting as counsel to Seawell Limited, a Bermuda corporation (“Seawell”), in connection with the registration statement filed by Seawell on Form F-4 (File No. 333-[—]) (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of up to [—] common shares, par value US$2.00 per share of Seawell (“Shares”) issuable to the holders of common stock, par value US$0.01 per share, of Allis-Chalmers Energy Inc., a Delaware Corporation (“Allis-Chalmers”), in a proposed merger of Wellco Sub Company (“Wellco”), a wholly-owned subsidiary of the Seawell, and Allis-Chalmers.

In connection with this opinion, we have examined such documents as we have deemed appropriate, including (1) a copy of the Registration Statement, and (2) a copy the Agreement and Plan of Merger, dated August 12, 2010, as amended by the parties on October 1, 2010, by and among Allis-Chalmers, Seawell and Wellco, as annexed to the joint proxy statement/prospectus forming a part of the Registration Statement (the “Merger Agreement”) and (3) and such other documents as we have deemed necessary or appropriate to enable us to render the opinion below.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.

Seawell Limited

January [    ], 2011

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, published opinions and administrative pronouncements of the Internal Revenue Service and other applicable authorities, and income tax treaties to which the United States is a party, all as in effect and available on the date of the Registration Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in any of the authorities upon which our advice is based could affect our conclusions herein. There can be no assurance, moreover, that our opinion will be accepted by the Service or, if challenged, by a court. In addition, any material changes to the documents referred to above could affect our conclusions herein.

Based upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” does not purport to summarize all possible United States federal income tax consequences of the Merger or of the ownership of the shares of Seawell, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations that are anticipated to be material to U.S. holders, subject to the qualifications set forth therein, and to the extent that it sets forth specific legal conclusions under United States federal income tax law, except as otherwise provided therein, it represents our opinion.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Merger, any transaction related thereto, or of ownership of the shares of Seawell.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Seawell Limited

January [    ], 2011

Very truly yours,

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